UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2008

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On March 3, 2008, Platinum Underwriters Holdings, Ltd. (the "Company") issued a press release announcing the retirement of Steven H. Newman from the Company’s Board of Directors, effective as of the date of the 2008 Annual General Meeting of Shareholders of the Company ("AGM"), and the appointment of Dan R. Carmichael, a director of the Company, as Non-Executive Chairman of the Board of Directors effective upon his re-election at the AGM. The press release is attached to this Current Report on Form 8 K as Exhibit 99.1.

The Company entered into a letter agreement, dated March 3, 2008 (the "Letter Agreement"), with Mr. Newman; SHN Enterprises, Inc., the sole shareholder of which is Mr. Newman ("SHN"); and the Company’s wholly owned subsidiary, Platinum Underwriters Reinsurance, Inc. ("Platinum US"). The Letter Agreement provides that effective as of the AGM: (i) Mr. Newman will retire from the Board of Directors of the Company; (ii) the letter agreement dated October 27, 2005 between the Company and Mr. Newman relating to his services as Chairman of the Board of Directors will be terminated; and (iii) the letter agreement dated October 27, 2005 among Platinum US, SHN and Mr. Newman relating to a consulting arrangement between Platinum US and SHN will be terminated.

Pursuant to the Letter Agreement, Platinum US and SHN entered into a new consulting agreement, dated March 3, 2008 (the "New Consulting Agreement"), which provides that SHN will be engaged as a consultant to Platinum US for the two-year period commencing April 23, 2008, and will perform services as are reasonably requested by the President of Platinum US, for a consulting fee at the annual rate of $500,000. Unless otherwise agreed by Platinum US, the services to be performed by SHN under the New Consulting Agreement will be performed by Mr. Newman. SHN and Mr. Newman agreed that they will not acquire any interest in, or become employed or otherwise involved in, any entity which is primarily engaged in the reinsurance business during the term of the New Consulting Agreement. The New Consulting Agreement provides that it may be terminated by Platinum US for Cause (as defined therein) or by SHN upon five days’ written notice to Platinum US. In addition, pursuant to the Letter Agreement, the Company and Mr. Newman will enter into a nonqualified share option agreement on the date of the AGM, which provides for the grant to Mr. Newman of an option to purchase 500,000 common shares of the Company, which option will be fully vested and exercisable for a two-year period, at an exercise price equal to the Fair Market Value (as defined in the nonqualified share option agreement) of the common shares on the date of the AGM.

The Letter Agreement also contains provisions relating to non-solicitation of employees, non-solicitation of proxies, confidentiality, cooperation and communication on the part of Mr. Newman, and a mutual non-disparagement provision, and provides for mutual releases.

The foregoing description of the Letter Agreement and the exhibits thereto does not purport to be a complete statement of the parties’ rights and obligations under the Letter Agreement and the exhibits thereto, and is qualified in its entirely by reference to the Letter Agreement and the exhibits thereto, a copy of which is attached to this Current Report on Form 8 K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As described in Items 1.01 and 1.02 above, pursuant to the Letter Agreement, Steven H. Newman, Chairman of the Board of Directors of the Company, will retire from the Board of Directors effective as of the date of the AGM.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Letter Agreement dated March 3, 2008 between the Company, Steven H. Newman, SHN and Platinum US, and exhibits thereto.

Exhibit 99.1 Press release dated March 3, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

March 4, 2008	By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, General Counsel and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated March 3, 2008 between the Company, Steven H. Newman, SHN and Platinum US, and exhibits thereto.
99.1	Press release dated March 3, 2008.